Exhibit A

MUTUAL FUND SERIES TRUST

CLASS A MASTER DISTRIBUTION PLAN

AMENDMENT DATED NOVEMBER 26, 2012

The Class A Master Distribution Plan has been adopted with respect to the following Funds:

AmericaFirst Quantitative Strategies Fund

AmericaFirst Absolute Return Fund

AmericaFirst Income Trends Fund

AmericaFirst Defensive Growth Fund

Camelot Premium Return Fund

Catalyst Event Arbitrage Fund

Catalyst Insider Long/Short Fund

Catalyst Insider Buying Fund

Catalyst Large Cap Value Fund

Catalyst Strategic Insider Fund

Catalyst Value Fund

Catalyst/CP Core Equity Fund

Catalyst/CP World Equity Fund

Catalyst/CP Focus Large Cap Fund

Catalyst/CP Focus Mid Cap Fund

Catalyst/Groesbeck Growth of Income Fund

Catalyst/Lyons Hedged Premium Return Fund

Catalyst/Lyons Tactical Allocation Fund

Catalyst/Princeton Floating Rate Income Fund

Catalyst/MAP Global Total Return Income Fund

Catalyst/MAP Global Capital Appreciation Fund

Catalyst/SMH High Income Fund

Catalyst/SMH Total Return Income Fund

Compass EMP Alternative Strategies Fund

Compass EMP Multi-Asset Balanced Fund

Compass EMP Multi-Asset Growth Fund

Day Hagan Tactical Allocation Fund of ETFs

Empiric Core Equity Fund

Eventide Gilead Fund

Eventide Healthcare and Life Sciences Fund

JAG Large Cap Growth Fund

Listed Private Equity Plus Fund

Vista Capital Appreciation Fund

SignalPoint Global Alpha Fund

Mutual Fund Series Trust

Dated as of November 26, 2012

By: /s/Jerry Szilagyi

      Jerry Szilagyi, Trustee